CONFIDENTIAL TREATMENT REQUESTED BY CELLECTIS S.A.—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Amendment to the Product Development, Option, License and Commercialization Agreement

This Amendment to the Product Development, Option, License and Commercialization Agreement shall become effective as of the 18th of November 2015 (hereinafter the “Effective Date”) by and between Les Laboratoires Servier, a corporation incorporated under the laws of France having a principal place of business at 50 rue Carnot, 92150 Suresnes, France (“LLS”) and lnstitut de Recherches lnternationales Servier, a corporation incorporated under the laws of France having its principal place of business at 50 rue Carnot, 92 150 Suresnes, France (“IRIS”) (LLS and IRIS being together referred to as “Servier”), and Cellectis SA, a company incorporated under the laws of France having a principal place of business, at 8, rue de la Croix Jarry, 75013 Paris, France (“Cellectis”). Cellectis and Servier are individually referred to herein as a “Party” and collectively, as the “Parties.”

I.	CONTEXT

Servier and Cellectis share a common objective consisting in the strategic optimization of the global development of the Cellectis CAR technology on the targets identified as per the terms of that certain Product Development, Option, License and Commercialization Agreement effective as of February 7, 2014 entered into between the parties thereto (the “Agreement”). Unless otherwise specifically provided in this amendment (the “Amendment”), capitalized terms shall have the meaning ascribed thereto in the Agreement.

Servier contemplates entering into an exclusive sub-license agreement with a third party partner (the “US Partner”) for the development and commercialization of UCART19 Products and UCART [***] Products in the United States of America and its territories and possessions (the “US Sublicense”).

Servier and Cellectis are willing to amend the Agreement with respect to UCART19 Candidate Products and UCART [***] Candidate Products in order to (i) include terms and conditions for development of additional UCART19 Candidate Products and [***] Candidate Products, (ii) allow an early exercise of the Option to License by Servier, as per the terms of article 6.2 of the Agreement, for the first UCART19 Candidate Product Developed by Cellectis under the Agreement (the “UCART19 Product V1”), and (iii) allow an early exercise of the Option to License by Servier, as per the terms of article 6.2 of the Agreement, for UCART [***] Candidate Products and additional UCART19 Candidate Products upon achievement of their first validated GMP batch and subject to the validation by Servier of the corresponding IND or IMPD Enabling Data Package. For the avoidance of doubt, should Servier not validate an IND or IMPD Enabling Data Package, as appropriate, or not exercise the corresponding Option to License, then the terms of the article 4.1 (c) of the Agreement shall apply to the corresponding Candidate Product.

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For purposes of this Amendment, “IND or IMPD Enabling Data Package” shall mean: [***].

II.	AMENDMENT ENTRY INTO FORCE

The Amendment shall enter into force as of the Effective Date.

The Parties hereby agree to issue, within four days following the Effective Date, with the US Partner the joint press release relating to the transactions contemplated herein attached as Exhibit B.

III	GRANT OF RIGHTS

a)	Subject to the entry into force of the Amendment, Cellectis hereby grants to Servier a license for the UCART19 Product as per the terms of the Agreement, except for the TAL nuclease Cellectis Patents for which the license grant is:

(i)	subject to the terms and conditions of the Agreement, Cellectis grants to Servier, on a country by country basis, the right to use the TAL nucleases engineered by Cellectis pursuant to this Agreement to develop the UCART19 Product V1 until the filing of the corresponding IND or IMPD (or foreign equivalent);

(ii)	after the IND or IMPD filing, subject to the terms and conditions of the Agreement, Cellectis grants to Servier, on a country by country basis, an exclusive license on the TAL nuclease Cellectis Patent, to use the TAL nucleases engineered by Cellectis to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, and otherwise exploit the UCART19 Product V1, with the right to grant sublicense as provided in the Agreement.

b)	Subject to the entry into force of the Amendment, and (i) upon achievement of its first validated GMP batch and (ii) subject to the validation by Servier of the corresponding IND or IMPD Enabling Data Package and exercise of the corresponding Option to License, Cellectis will grant to Servier a license on a Product by Product basis for the additional UCART19 Candidate Products and UCART [***] Candidate Products (as identified in the Development Plan attached hereto as Exhibit C) as per the terms of the Agreement, except for the TAL nuclease Cellectis Patents for which the license grant will be the same as the rights granted to Servier under section (a) (i) and (ii) of this Article 3 of the Amendment.

IV.	TECHNOLOGY TRANSFER / TRANSFER OF KNOW-HOW

1. With respect to UCART19 Product, Cellectis shall regularly inform Servier in advance of each material step of [***] and promptly notify Servier of any difficulties or delays as well as of Cellectis’ reasonable efforts to mitigate such difficulties or delays. Cellectis shall respond to any reasonable request from Servier in connection with performance of such [***].

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Prior to the entry into force of this Amendment, Cellectis has provided to Servier (i) [***] (the “CMO Terms”). [***].

2. Article 5.2 paragraph 2 shall be modified as follow:

–	replace “Servier may elect at any time before entering into the first Phase II studies (or during the performance of the Phase II studies) to have the manufacture of the Products transferred by Cellectis or its designee, at Servier’s costs, to a Contract Manufacturing Organization selected by Servier and reasonably acceptable to Cellectis” by “Servier may elect at any time before entering into the first Phase II studies but after the exercise of the corresponding Option to License for any Product, to have the manufacture of such Products transferred by Cellectis or its designee, at Servier’s costs, to Servier, its US Partner or its Designee reasonably acceptable to Cellectis”.

For sake of clarity, Cellectis (or its designee, under Cellectis’ responsibility) shall use diligent efforts to perform the technology transfer to Servier, its US Partner or its Designee necessary for Servier to conduct the manufacturing of each Product. Such technology transfer will be made on a Product-by-Product basis (provided that once such technology transfer has been made for a Product, it is deemed to be made for any subsequent Products, Follow-on Products and Backup Products directed against the same Target to the extent that in such case and if the manufacturing of such subsequent Product, Follow-on Products and Backup Products requires additional technology transfer due to subsequent changes, Cellectis shall use its Commercially Reasonable Efforts to provide reasonable support to Servier, its US Partner or its Designee with respect to such technology transfer), and will start at Cellectis’ discretion within [***] following:

(i)	election by Servier to have the manufacture of the Products transferred by Cellectis or its designee, at Servier’s costs, to Servier or its Designee. ;

(ii)	sending by Servier to Cellectis of a written waiver of Servier’s rights under Section 5.2 paragraph 1 to request Cellectis to manufacture or have manufactured such Product and subsequent Product, Follow-on and Backup Product directed against the same Target (under conditions specified above) until the end of Phase II, such waiver will nonetheless be effective only once the technology transfer will be successfully and timely completed.

Upon request of Servier and subject to (ii) above, Cellectis shall initiate the technology transfer for manufacture of UCART19 Product V1 to Servier or its Designee during [***].

V.	OPTIONS EXERCISE

A.	UCART19 Product

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1. Concurrently with the entry into force of the Amendment, Servier does hereby exercise its Option to License the UCART19 Product V1, according to the terms of the Agreement and this Amendment, and Cellectis does hereby acknowledge the exercise of such Option to License. The payments by Servier under Section VI.1 (a) of the Amendment shall be made in accordance with the terms provided therein.

2. Without prejudice of Sections 3.5 and 4.2 (c) of the Agreement and subject to the availability of UCART19 Product V1 in sufficient quantities and the obtention of the necessary authorizations to conduct the below mentioned Phases I clinical trials, Servier commits to conduct or have conducted in [***] for UCART19 V1, provided that (i) Servier shall use commercially reasonable efforts to start in [***] the [***], and (ii) the pediatric Phase I clinical trial shall be conducted at Great Ormond Street Hospital (London, UK).

Notwithstanding the exercise of the Option to License by Servier, Cellectis will perform, in its own name and in consultation with Servier, the filing of the Clinical Trial Applications in the [***] for the first Phases I of UCART19 V1, and will use its Commercially Reasonable Efforts to perform such filings no later [***]. For sake of clarity, Cellectis will be entitled to make any press release on such filings pursuant to Section 8.6 of the Agreement provided, however, that (i) Cellectis will provide Servier with any such draft press release within five (5) days prior to its public disclosure and (ii) Servier’s right to make comments on any such draft press release shall be limited to two (2) days following receipt of the corresponding draft from Cellectis. Following the filing of the Clinical Trial Application referred to above, the responsibility to conduct the Phase I studies related to the UCART19 Product V1 will be transferred to Servier or its Designee, which shall then become the sponsor of such Phase 1 studies. Cellectis will cooperate with Servier in connection with such transfer as provided in Section 5.1 of the Agreement.

Servier shall regularly inform Cellectis of the progress of the Studies and respond to any reasonable request from Cellectis in connection with the performance of [***] Phase 1 study. With respect to [***] Phase 1 study, Servier will copy Cellectis [***] and will provide Cellectis on an ongoing basis with [***] will provide Cellectis through the JRDC members [***]. The information obligation contained in the preceding sentence shall also apply with respect to other UCART19 Products, Follow-on Products or Backup Products (including UCART19 V2) and the UCART [***] Products, Follow-on Products or Backup Products (including the [***] Products) if and when the corresponding Option to License is exercised by Servier pursuant to the Agreement. Servier will provide to Cellectis the [***]. Cellectis may communicate material results related to UCART19 Product V1 (including without limitation such intermediate results) as well as on any compassionate uses of UCART 19, subject to Servier’s prior prompt written approval as to the form and content of such communication, which approval will not be unreasonably withheld or delayed.

3. The exercise of the Option to License for the UCART19 Product V1 shall not relieve either Party’s obligation regarding the development of such UCART19 Product V1, and the payments related thereto, and in particular:

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(i)	Section 5.1 of the Agreement, to the extent necessary for Servier to conduct its activities as contemplated in this Amendment.

In particular, Cellectis shall provide Servier with the relevant documentation in Cellectis’ possession reasonably necessary for Servier to conduct the Phases 1 of UCART19;

(ii)	the supply by Cellectis, at its own costs, of the clinical supplies of UCART19 Product V1 to Servier for the first Phase 1 [***] study which is limited to amounts necessary [***]:

•	[***]

•	[***]

•	[***]

(iii)	subject to the specific conditions set forth below, the payment by Servier of the royalties and milestones under Sections 6.3(a) to (g), 6.4, and 6.5 of the Agreement; and

(iv)	the supply by Cellectis, at Servier’s costs, of the clinical supplies of UCART19 Product V1 for the Phase 1 [***] study.

(v)	if requested by Servier, Cellectis shall use its Commercially Reasonable Efforts to develop one or more additional UCART19 Candidate Products. The related Option to License shall be exercisable as of:

(a)	the validation by Servier of the corresponding IND or IMPD Enabling Data Package submitted by Cellectis (provided that upon reception by Servier of an IND or IMPD Enabling Data Package for a Candidate Product, Servier shall have [***] to validate or not the IND or IMPD Enabling Data Package), and

(b)	the provision of the first validated GMP batch for such Candidate Product.

The provisions of Section 4.1 of the Agreement shall apply mutatis mutandis. For the avoidance of doubt, should Servier not validate an IND or IMPD Enabling Data Package, as appropriate, or does not exercise the corresponding Option to License within the timelines described in Section 4.1 (b), then the terms of the article 4.1 (c) of the Agreement shall apply to the corresponding Candidate Product.

Cellectis acknowledges and agrees that Servier has requested the development by Cellectis of the second UCART19 Product (the “UCART19 V2”) as set forth in the Development Plans on Exhibit C hereto. Cellectis agrees to generate data up

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to an IND or IMPD Enabling Data Package for such UCART19 V2 in accordance with and on the timelines set forth in Exhibit C. The Parties further acknowledge and agree that Servier and its US Partner may conduct research and development work on UCART19 V2 before the exercise of the Option to License. UCART19 V2 shall be treated as a Follow-On Product, unless the development of the lead UCART19 Product is ceased prior to the Commercialization stage, in which case such UCART19 V2 will become a lead product and the subsequent milestones for such product shall be payable at 100% instead of 50%. Additional UCART19 Product(s) will either be treated as new Pre-Candidate Product(s), new Candidate Product(s), Follow-on Product(s) or Back-up Product(s), as per Sections 3.3 and 3.4 of the Agreement.

4. Article 3.1 of the Agreement shall be amended in its entirety as follows:

“3.1 Development of UCART 19 Product

Subject to Article 5.2 relating to Manufacturing aspects, Servier shall be responsible for conducting the Development of each UCART19 Product after the exercise of the Option to License. Upon Servier’s request, Cellectis shall make reasonable efforts to assist Servier in the conduct of the part of the Development of the UCART19 Product towards the completion of the first Phase 1.”

B.	UCART [***] Products

1. The Option to License with respect to each UCART [***] Candidate Product shall be exercisable as of:

(a)	the validation by Servier of the IND or IMPD Enabling Data Package submitted by Cellectis (provided that upon reception by Servier of an IND or IMPD Enabling Data Package for a Candidate Product, Servier shall have [***], to validate or not the IND or IMPD Enabling Data Package), and

(b)	the provision of the first validated GMP batch.

The provisions of Section 4.1 of the Agreement shall apply mutatis mutandis. For the avoidance of doubt, should Servier not validate an IND or IMPD Enabling Data Package, as appropriate, or does not exercise the corresponding Option to License within the timelines described in Section 4.1 (b), then the terms of the article 4.1 (c) of the Agreement shall apply to the corresponding Candidate Product.

2. Cellectis will use its Commercially Reasonable Efforts to initially generate data up to an IND or IMPD Enabling Data Package for [***] UCART [***] Candidate Product(s) pursuant to the Development Plan attached as Exhibit C. For the sake of clarity, Cellectis would not be responsible for the filing of the IND and/or the IMPD (or any other foreign equivalent), which shall be filed by Servier or its Designee.

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3. The exercise of the Option to License for [***] UCART [***] Candidate Product shall not relieve either Party’s obligation regarding the development of such UCART [***] Candidate Product, and the payments related thereto, and in particular:

(i)	Section 5.1 of the Agreement, to the extent necessary for Servier to conduct its activities as contemplated in this Amendment;

(ii)	its development by Cellectis until completion and delivery to Servier of an IND or IMPD Enabling Data Package for one or more UCART [***] Candidate Products. In this respect, the Parties acknowledge and agree that Servier’s intent is to request an IND or IMPD Enabling Data Package for [***] UCART [***] Products, [***]. In the event Servier decides to exercise its Option to License on such [***] UCART [***] Products, the [***] UCART [***] Product shall be treated as a new Product and the subsequent milestones for such Product shall be payable at 100%;

(iii)	subject to the specific conditions set forth below, the payments by Servier to Cellectis of the milestone “[***]” corresponding to a milestone payment of [***], and any and all milestones and royalties under Sections 6.3 (b) to (g), 6.4 and 6.5 of the Agreement;

(iv)	Cellectis shall continue to be responsible, at Servier costs, for the supply to Servier of UCART [***] Products for use in the first Phase 1 study, as contemplated in the Development Plan attached hereto as Exhibit C.

4. Article 3.3 of the Agreement shall be amended as follows:

“3.3. Development of the Pre-Candidate Product(s) and Candidate Products up to IND/IMPD Enabling Data Package.

Following identification and selection of each Pre-Candidate Product and Candidate Product, Cellectis shall be responsible for conducting the Development activities of the corresponding Pre-Candidate Product and Candidate Product until completion and delivery by Cellectis to Servier of an IND or IMPD Enabling Data Package, in accordance with the corresponding Development Plan as defined by the JRDC and validated by the JSC. Servier and Cellectis shall cooperate closely in such Development. For sake of clarity, for any Development of a Pre-Candidate Product and Candidate Product not initially planned in the Development Plan, the Parties shall meet in order to define the technical and financial conditions for such additional Development. For any Development of a UCART 19 or UCART [***] Pre-Candidate Product and Candidate Product not initially planned in the Development Plan attached hereto as Exhibit C, the Parties shall meet in order to define the technical and financial conditions for such additional Development”.

5. In Article 4.1 (b) of the Agreement, for UCART19 Candidate Products and UCART [***] Candidate Products, the reference to “Phase 1 Data Package” shall be replaced by “IND or IMPD Enabling Data Package”.

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6. The Parties further acknowledge and agree that Servier and its US Partner may conduct research work on UCART [***] Pre-Candidate Products and UCART [***] Candidate Products before the exercise of the Option to License, provided that all intellectual property generated in connection therewith that is owned by Servier and/or its US Partner specifically and solely related to the UCART [***] Pre-Candidate Products and/or the UCART [***] Candidate Products will form part of the Servier IP to be licensed to Cellectis in the absence of exercise of the Option to License pursuant to Section 4.1 (c) of the Agreement. Servier and/or its US Partner which is responsible for the filing of such intellectual property shall cooperate as regards the preparation, filing, prosecution and maintenance of all such patent rights worldwide and shall in particular inform and discuss with Cellectis in due time the patent strategy and of any material correspondence received and draft correspondence to be exchanged with the patent offices. Servier or its US Partner which is responsible for the filing of such intellectual property shall take into good faith consideration any Cellectis’ proposal or comment. Cellectis will, and Servier or its US Partner will no longer, be responsible for preparation, filing, prosecution and maintenance of all such patent rights if such patent rights are licensed to Cellectis in the absence of exercise of the Option to License pursuant to Section 4.1 (c) of the Agreement.

Should Servier or its US Partner develop any improvement to the Platform Patents (as defined in Section VII.A.1. of this Amendment) that is generated in the performance of the activities conducted pursuant to V.B.6 above, Servier will grant to Cellectis a worldwide, fully paid-up, royalty free, sublicensable, co-exclusive (together with Servier and its sublicensees (including the US Partner) for the performance of their rights and obligations under the Agreement and the US Sublicense) license under such improvement to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and commercialize products and process.

Servier shall cause its US Partner to comply with the provisions of this section V.B.6.

VI.	SPECIFIC FINANCIAL TERMS ON UCART19 and UCART [***] CANDIDATE PRODUCT

1.	Payments

a)	Upfront Payments. Upon entry into force of this Amendment, Servier shall pay to Cellectis the following amounts within [***] of receipt of the corresponding invoice:

•	[***];

•	[***];

•	[***];

•	[***].

b)	Milestones:

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•	All Milestones Payments due under article 6.3 (a) to (e) of the Agreement for the first UCART19 Product will be fully due by Servier to Cellectis upon achievement of the corresponding Milestone events in accordance with the Agreement;

•	The milestone “[***]” corresponding to a milestone payment of [***], and all Milestone Payments due under article 6.3 (e) of the Agreement for the [***] Product will be fully due by Servier to Cellectis upon achievement of the corresponding Milestone events in accordance with the Agreement;

•	The milestone “[***]” corresponding to a milestone payment of [***], and all Milestone Payments due under article 6.3 (e) of the Agreement applicable to Follow-on Products for the second UCART19 Product will be fully due by Servier to Cellectis upon achievement of the corresponding Milestone events in accordance with the Agreement. For the avoidance of doubt, the first between UCART19 Product V1 and UCART19 V2 that reach the applicable milestones under article 6.3 (e) shall bear 100% of such milestone payments and the second shall bear 50% of such milestone payments;

•	The milestone “[***]” corresponding to a milestone payment of [***], and all Milestone Payments due under article 6.3 (e) of the Agreement for the [***] Product will be fully due by Servier to Cellectis upon achievement of the corresponding Milestone events in accordance with the Agreement ;

•	An additional milestone of [***] US dollars ([***]) will be fully due by Servier to Cellectis upon achievement of the milestone “[***]”, for the [***] Product;

•	An additional milestone of [***] will be fully due by Servier to Cellectis upon achievement of the milestone “[***]” for the first UCART 19 Product;

•	For sake of clarity, any and all payments due under 6.4 and 6.5 are due for UCART19 Products and Follow-on Products and [***] Products;

•	Payments due under article 6.3 (g) of the Agreement as amended below for UCART19 Products and Follow-on Products and [***] Products will be fully due by Servier to Cellectis subject to payment by the US Partner to Servier.

c)	Reimbursement of costs incurred by Cellectis:

•

In consideration of the work performed by Cellectis relating to the development of the [***] Candidate Products and the second UCART19 Candidate Product up to the final delivery of the IND/IMPD Enabling Data Package, Servier will pay Cellectis on a full time equivalent basis (the FTE rate of which will be [***] with respect to [***], upon submission of a quarterly invoice together with all supporting documentation with respect to the costs incurred. The FTE rate shall be adjusted annually on each

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anniversary date of the Amendment by an amount equal to the percentage increase for the last quarter preceding such anniversary date of the [***]. The costs incurred by Cellectis relating to the development of the [***] Candidate Product for the “[***]” from the achievement of the last milestone paid by Servier related to the [***] Candidate Product up to the effective date of this Amendment amount to [***] in the aggregate and shall be payable by Servier to Cellectis within [***] of receipt by Servier of the corresponding invoice.

•	In consideration of the work performed by Cellectis relating to the filing of the Clinical Trial Applications for UCART19 V1, up to the transfer of the sponsorship as provided in Section V.A.2 of this Amendment, Servier will reimburse Cellectis the costs incurred by Cellectis [***].

•	As a consequence:

the milestone payment due under article 6.3 (a) of the Agreement for the second UCART19 Candidate Products and the [***] UCART [***] Candidate Products shall no longer apply and will not be due by Servier to Cellectis upon achievement of the corresponding Milestone events, except for the milestone “[***]” that continue to apply to such Candidate Products and;

d)	Article 6.3 (g) of the Agreement shall be modified to the extent it relates to UCART19 Products and [***] Products so that the words “[***]” shall be replaced by “until [***] on a Product by Product basis”.

VII.	GENERAL PROVISIONS

A.	Intellectual Property and Patent Rights Cooperation

1. Article 7.2 (a) shall be revised and completed as follows:

Cellectis’ responsibilities pursuant to Section 7.2 (a) shall continue to apply provided that with respect to Patents within the Cellectis Patents that cover specifically and solely a Candidate Product or a Product (“Product Patents”), Cellectis remains solely responsible for preparing, filing, prosecuting, and maintaining Product Patents aiming to cover a Pre-Candidate Product, Candidate Product and/or Product in [***] (“Initial Countries”) at its own costs up to the exercise of the Option to License for the corresponding Candidate Product. For clarity, Cellectis would seek for patent validation for Pre-Candidate Products and Candidate Products in [***].

Before the exercise of the Option to License, should Servier wish to have the patent protection of Product Patents extended in territories other than the Initial Countries (the “Additional Countries”), it shall inform Cellectis of its wish, by providing a written notice at least [***] in advance of the deadline for filing in such Additional Countries, a list of the

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Additional Countries. Cellectis will then seek patent protection for such requested Additional Countries, provided that Servier shall reimburse Cellectis any reasonable costs and expenses (including patent attorney costs) incurred by Cellectis in connection with such extension. Cellectis shall further regularly inform Servier in due time with respect to the prosecution actions (including office actions or official actions from patent offices of such Additional Countries) and any required action in connection with the maintenance of such Cellectis Patents in the Initial Countries and Additional Countries.

After exercise of the Option to License, with respect to Product Patents, Servier shall have the first right and responsibility at its own cost for preparing, filing, prosecuting and maintaining all such Patents, provided that Servier shall copy Cellectis on any material correspondence with its intellectual property counsel and consult Cellectis for any draft correspondence to be exchanged with patent offices. If Servier intends to cease prosecuting any such Patents, it shall inform Cellectis with sufficient advance notice to allow Cellectis to take over such prosecution if Cellectis so wishes. Servier shall not take any actions which can materially affect the scope, the validity and enforceability of the Product Patents, without Cellectis’ prior written consent.

For sake of clarity, Cellectis remains fully responsible for the Cellectis Patents that does not cover specifically and solely a Pre-Candidate or a Candidate Product (“Platform Patents”), provided that Cellectis shall regularly inform Servier in due time with respect to the prosecution actions (including office actions or official actions from worldwide patent offices) and any required action in connection with the maintenance of such Platform Patents.

2. A section 7.2 (d) shall be added as follows:

“7.2 (d) The Parties shall cooperate as regards the preparation, filing, prosecution and maintenance of the Product Patents worldwide. The filing Party shall in particular inform the other Party in due time about the patent and about material correspondence received and draft correspondence exchanged with the patent offices.

Each Party shall take into good faith consideration any other Party’s proposal or comment related to Product Patents.”

B.	Representation and Warranties

[***].

C.	Definitions

A new definition of “Designee” is included to read as follows:

“Designee” shall mean a corporation or other entity that is employed by, under contract to, or in partnership with Servier or an Affiliate thereof, to Develop and/or Commercialize Products in the Territory.

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For clarification purposes, Article 1.6, and 1.44 shall be modified as follows:

1.6. “Candidate Product” means a product developed by Cellectis as per the Agreement, consisting in an allogeneic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) directed against a particular Target including specific Attributes selected by Servier according to Section 3.2 (c). Except for section 6.3, Candidate Product also applies to a Backup Product and/or a Follow-on Product in case of application of Section 3.4.

1.44. “Pre-Candidate Product” means a product developed by Cellectis as per the Agreement, consisting in an allogeneic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) directed against a particular Target including specific Attributes.

D.	US Sublicense

Upon Cellectis’ request, Servier shall provide to Cellectis a redacted version of the part of the US Sublicense containing the development milestones payable, on a Product by Product basis, to Servier by the US Partner until [***].

In case of termination of the Agreement for Servier breach pursuant to Article 11.2.1 of the Agreement, and at the US Partner’s request, Cellectis agrees to enter into good faith negotiations for a direct license to the US Partner with respect to UCART19 and [***] Candidate Products or Products on terms substantially similar in scope and grant; provided that (i) the US Sublicense was properly granted in compliance with the terms of this Agreement, and (ii) the US Partner was in compliance with the terms of such US Sublicense and the applicable provisions of this Agreement.

E.	Servier Diligence

Article 4.2(c) of the Agreement shall be amended as follows:

“(c) Servier Diligence. Upon Servier’s exercise of the Option to License for a given Product, Servier will use, and will ensure that its Affiliates, Sublicensees and subcontractors use Commercially Reasonable Efforts in Developing and/or Commercializing the corresponding Product (defined for the purposes hereof as the lead Product, its Follow-On Product(s) and its Backup Product (s) taken as a whole) in the Targeted Territory. For sake of clarity, UCART 19 Product V1 shall be treated as a lead Product and UCART19 V2 shall be treated as a Follow-On Product of UCART19 Product V1 for the purposes of this Article 4.2(c). For further clarity, the [***] Products shall be treated as [***] lead Products to the extent such Products [***]. The words “in accordance with Section 4.2(c)” shall be added at the end of the first sentence of Section 3.5 and the word “Product” in Section 3.5 shall be interpreted similarly as in Section 4.2(c).

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F.	Use of data by Cellectis

Cellectis shall have the right to use or have used all the data generated by Cellectis or its subcontractors in the course of the development of the Product Candidates and Products for the development of its own products.

G.	No other revisions

Except as expressly set forth in this Amendment, the other provisions of this Agreement remain unchanged and continue in full force and effect.

To the extent that the provisions of this Amendment conflict with what is set forth in the Agreement, the provisions of this Amendment shall take precedence. All disputes arising out of or in connection with this Amendment, unless otherwise specified in the Agreement, shall be resolved in accordance with the principles set forth in article 13.2 of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Product Development, Option, License and Commercialization Agreement to be executed by their duly authorized representatives.

Made in Suresnes, on November 18th, 2015

For Cellectis SA		For Les Laboratoires Servier

By:	/s/ André Choulika	By:	/s/ Christian Bazantay
Name:	Andre CHOULIKA	Name:	Christian BAZANTAY
Title:	Chief Executive Officer	Title:	Proxy

		By:	/s/ Eric Falcand
		Name:	Eric FALCAND
		Title:	Proxy

For Institut de Recherches Internationales Servier

By:	/s/ Emmanuel Canet
Name:	Dr Emmanuel CANET
Title:	President of R&D

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EXHIBIT A

IND or IMPD Enabling Data Package

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EXHIBIT B

JOINT PRESS RELEASE

Servier Exercises Exclusive Worldwide Licensing Option with Cellectis for UCART19, an Allogeneic CAR-T Cell Therapy for Hematological Malignancies

Servier Also Enters Into Exclusive Global License and Collaboration Agreement with Pfizer to Co-Develop and Commercialize Therapy

NEW YORK & SURESNES, France—November 18, 2015:

Cellectis (Alternext:ALCLS; Nasdaq:CLLS) and Servier today announced that they signed an amendment to their existing collaboration agreement from February 2014 especially for UCART19, a TALEN® gene-edited allogeneic Chimeric Antigen Receptor T-cell (CAR-T) immunotherapy. Under this amendment, Servier early exercises its option to acquire the exclusive worldwide rights to further develop and commercialize UCART19, which is about to enter Phase 1 development for chronic lymphocytic leukemia (CLL) and acute lymphoblastic leukemia (ALL).

In addition, Pfizer Inc. (NYSE: PFE) and Servier have entered into an exclusive global license and collaboration agreement to co-develop and commercialize UCART19. Under the terms of the agreement, Pfizer and Servier will work together on a joint clinical development program for UCART19 and share development costs. Pfizer will be responsible for potential commercialization of UCART19 in the United States, and Servier will retain marketing rights in countries outside the United States. Pfizer’s collaboration with Servier on UCART19 is distinct from the collaboration with Cellectis that Pfizer announced in June 2014, which did not include UCART19.

UCART19 utilizes Cellectis’ proprietary, allogeneic approach to develop CAR-T therapies that engineer T-cells from non-patient donors for use in multiple patients. This is different from autologous approaches, which engineer a patient’s own T-cells.

Cellectis will receive from Servier a payment of $38.2 million upon signature. In addition, Cellectis is eligible for over $300 million of milestone payments, R&D financing, and royalties on sales from Servier, based on annual net sales of commercialized products. Financial terms for the Servier agreement with Pfizer were not disclosed.

“Servier’s early option exercise is a strong recognition of the potential value of UCART19 for patients, as the first allogeneic CAR-T therapy expected to move into clinical development that utilizes Cellectis’ TALEN® gene editing technologies,” said Dr. André Choulika, Ph.D., chairman and chief executive officer of Cellectis. “Cellectis aims to provide cancer patients with highly innovative best-in-class allogeneic CAR-T therapies across all geographies, and we are proud to collaborate on this license agreement with Servier and Pfizer to foster access for patients.”

“The partnership between Pfizer and Servier is a major step in the development of UCART19 and our ambition to provide innovative drugs for patients in oncology, as it has been envisioned by Servier’s president, Olivier Laureau,” said Emmanuel Canet, M.D., president, Research and Development at Servier.

“This collaboration on the development of the UCART19 asset builds on Pfizer’s position in the CAR-T space and our growing portfolio of investigational immuno-oncology assets, which is a major priority for our oncology business,” said Mikael Dolsten, M.D., Ph.D., president, Worldwide Research and Development at Pfizer. “This work with Servier and Cellectis underscores our companies’ shared commitment to developing unique cancer therapies that may benefit patients around the world.”

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About Cellectis

Cellectis is a biopharmaceutical company focused on developing immunotherapies based on gene-edited CAR T-cells (UCART). The company’s mission is to develop a new generation of cancer therapies based on engineered T-cells. Cellectis capitalizes on its 15 years of expertise in genome engineering - based on its flagship TALEN® products and meganucleases and pioneering electroporation PulseAgile technology - to create a new generation of immunotherapies. CAR technologies are designed to target surface antigens expressed on cells. Using its life science-focused, pioneering genome-engineering technologies, Cellectis’ goal is to create innovative products in multiple fields and with various target markets. Cellectis is listed on the Nasdaq market (ticker: CLLS) and on the NYSE Alternext market (ticker: ALCLS). To find out more about us, visit our website: www.cellectis.com.

Talking about gene editing? We do it.

TALEN® is a registered trademark owned by the Cellectis Group.

About Servier

Servier is an independent French-based pharmaceutical company with a strong international presence in 145 countries. It employs more than 21,000 people.

Its development is driven by the pursuit of innovation in the therapeutic areas of cancer, cardiovascular, metabolic, central nervous system, psychiatric, bone, muscle and joint diseases.

In 2014, the company recorded a turnover of 4 billion euros.

28% of this turnover was reinvested in Research and Development.

www.servier.com.

Pfizer Inc.: Working together for a healthier world™

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products. Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, Pfizer has worked to make a difference for all who rely on us. To learn more, please visit us at www.pfizer.com.

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PFIZER DISCLOSURE NOTICE

The information contained in this release is as of November 19, 2015. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information about UCART19 and a license and collaboration agreement between Pfizer and Servier to co-develop and commercialize UCART19, including their potential benefits, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical study commencement and completion dates as well as the possibility of unfavorable study results; whether and when drug applications may be filed in any jurisdictions for UCART19; whether and when any such applications may be approved by regulatory authorities, which will depend on the assessment by such regulatory authorities of the benefit–risk profile suggested by the totality of the efficacy and safety information submitted; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of UCART19; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.pfizer.com.

CELLECTIS DISCLAIMER

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management.

This release contains forward-looking information about UCART19 and a license and collaboration agreement between Cellectis and Servier, including their potential benefits, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks and uncertainties include, but are not limited to the risk of not obtaining regulatory approval to commence clinical trials on our UCART product candidates, the risk that our collaboration with Servier and with Pfizer will not continue or will not be successful, and the risk that any one or more product candidates will not be successfully developed and commercialized.

You should read the Company’s Prospectus, including the Risk Factors set forth therein and the exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

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CONTACT:

For Cellectis:

Cellectis Media:

Jennifer Moore, 917-580-1088

VP Communications

media@cellectis.com

or

KCSA Strategic Communications

Caitlin Kasunich, 212-896-1241

ckasunich@kcsa.com

or

Dixon Moretz, 212-896-1251

dmoretz@kcsa.com

or

Cellectis Investor Relations:

Simon Harnest, 646-385-9008

VP Finance and Investor Relations

simon.harnest@cellectis.com

or

For Servier:

Servier Communication Department, +33 1 5572 6037

presse@servier.fr

or

For Pfizer:

Pfizer Media:

Sally Beatty, 347-330-7867

Pfizer Global Media Relations

Sally.Beatty@pfizer.com

or

Lisa O’Neill, +44 7929 339 560

Pfizer Media Relations, Europe, Middle East, Africa

Lisa.O’Neill@pfizer.com

or

Pfizer Investor Contact:

Ryan Crowe, 215-260-0914

Ryan.Crowe@pfizer.com

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EXHIBIT C

Development Plans

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EXHIBIT D

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